American Funds Target Date Retirement Series 333 South Hope Street, 55th Floor Los Angeles, California 90071 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

WALTER R. BURKLEY, Principal Executive Officer, and GREGORY F. NILAND, Treasurer and Principal Financial Officer of American Funds Target Date Retirement Series (the "Registrant"), each certify to the best of her or his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended October 31, 2022 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN FUNDS TARGET DATE RETIREMENT SERIES	AMERICAN FUNDS TARGET DATE RETIREMENT SERIES

_/s/ Walter R. Burkley_____________________	__/s/ Gregory F. Niland_________________
Walter R. Burkley, Principal Executive Officer	Gregory F. Niland, Treasurer

Date: December 30, 2022	Date: December 30, 2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS TARGET DATE RETIREMENT SERIES and will be retained by AMERICAN FUNDS TARGET DATE RETIREMENT SERIES and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.